Oscar Health, Inc. ir.hioscar.com News Release
Oscar Health, Inc. Appoints Director Siddhartha Sankaran as Independent Chair of the Board
NEW YORK – April 21, 2026 – Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, today announced the appointment of independent director Siddhartha Sankaran as Chair of the Board, effective June 4, 2026. Sankaran will succeed Jeffery Boyd, who has served as Chair since February 2021 and is not standing for reelection at Oscar Health’s Annual Meeting.
Sankaran has more than 20 years of leadership in the insurance industry, serving in executive roles at multiple public companies, including at American International Group, Inc., SiriusPoint Ltd and FWD Group Holdings Limited. He brings a wealth of expertise from serving on numerous boards. He also contributed to building robust governance practices and standards in his five years of service on Oscar Health’s Board.
Mark Bertolini, Oscar Health’s Chief Executive Officer, said: "The individual market is the future of healthcare for millions of consumers and businesses. I am thrilled to have Sid lead our Board through Oscar’s next phase. I also want to thank Jeff for his tireless commitment, first as a trusted advisor and through our IPO and beyond. His steady leadership was instrumental during a defining period of growth and change.”
Boyd remarked: “It’s been a privilege to be a part of Oscar’s transformation from bold startup into a leader in the individual market. The past 12 years have been an incredible run. Oscar is positioned for strong 2026 performance and long-term growth, and could not be in better hands as I begin my next chapter.”
Sankaran added: “I am honored to step into this role at a pivotal moment for Oscar and for healthcare. The future of healthcare should be simple, personal, and consumer-driven – and Oscar is uniquely positioned to lead that change. The Oscar team is redefining the healthcare experience and building a more efficient market that works for everyone.”
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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our business and financial prospects, and industry and market dynamics and expected trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continues” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
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About Oscar Health
Oscar Health, Inc. is a leading healthcare technology company built on a full-stack platform and a relentless focus on member experience. Oscar Health helps make high-quality and affordable care more accessible for millions of people through Oscar’s Individual & Family plans and ICHRA solutions, +Oscar technology services, and Lucie Health Marketplace. Consumers benefit from better choice, deeper engagement, and connection to high-value clinical care
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